Exhibit 99.1

Leslie’s, Inc. Announces Second Quarter Fiscal 2023 Financial Results

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Second quarter sales of $212.8 million, a decrease of 6.7% from the prior year period.
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Comparable sales in the second quarter declined 13.5% compared to the prior year period, driven by the normalization of the seasonal purchasing cycle to pre-pandemic patterns and adverse weather.
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Non-comparable sales related to acquisitions and new stores contributed $15.7 million.
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Diluted earnings per share was $(0.17) in the second quarter; Adjusted diluted earnings per share was $(0.14) in the second quarter.
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Reaffirms Fiscal 2023 outlook.

PHOENIX, May 3, 2023 – Leslie’s, Inc. (“Leslie’s”, “we”, “our” or “its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the second quarter of Fiscal 2023.

Mike Egeck, Chief Executive Officer, commented, “During the second quarter, the industry and Leslie’s experienced comparable sales headwinds related to the normalization of the seasonal purchasing cycle to pre-pandemic patterns, as well as adverse weather in key markets. Our non-comparable sales partially offset these headwinds enabling us to deliver a first half performance within the range of expectations in our full year guidance. Underscoring these results was the strong execution of our diversified growth initiatives by our teams which helped to drive continued market share gains and position us well to deliver against our objectives as we head into the all-important pool season.”

Three Months Ended April 1, 2023 Highlights

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Sales decreased $15.3 million, or 6.7%, to $212.8 million compared to $228.1 million in the prior year period. Comparable sales decreased 13.5% compared to the prior year period, which included the impact of the normalization of the seasonal purchasing cycle to pre-pandemic patterns and adverse weather. Non-comparable sales related to acquisitions and new stores contributed $15.7 million compared to the prior year period.
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Gross profit decreased $14.4 million, or 16.9%, to $71.2 million compared to $85.6 million in the prior year period and gross margin was 33.4% compared to 37.5% in the prior year period. The decrease in gross margin was primarily attributable to occupancy and distribution cost deleverage.
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Selling, general and administrative expenses (“SG&A”) increased $6.8 million to $96.4 million compared to $89.6 million in the prior year period, primarily driven by non-comparable SG&A related to acquisitions, increased investments in our associates, and costs associated with actions related to organizational optimization efforts.
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Operating loss was $(25.2) million compared to $(4.0) million in the prior year period.
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Interest expense increased $10.3 million to $17.2 million compared to $6.9 million in the prior year period as a result of higher effective interest rates and increased borrowings on our revolving credit facility.

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Net loss was $(31.5) million compared to $(7.4) million in the prior year period.
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Adjusted net loss was $(25.7) million compared to $(2.7) million in the prior year period.
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Diluted earnings per share was $(0.17) compared to $(0.04) in the prior year period. Adjusted diluted earnings per share was $(0.14) compared to $(0.01) in the prior year period.
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Adjusted EBITDA was $(8.4) million compared to $8.7 million in the prior year period.

Six Months Ended April 1, 2023 Highlights

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Sales decreased $5.0 million, or 1.2%, to $407.9 million compared to $412.9 million in the prior year period. Comparable sales decreased 9.4% compared to the prior year period. Non-comparable sales related to acquisitions and new stores contributed $33.9 million compared to the prior year period.
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Gross profit decreased $16.4 million, or 10.8%, to $136.5 million compared to $152.9 million in the prior year period and gross margin was 33.5% compared to 37.0% in the prior year period.
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SG&A increased $19.2 million to $188.6 million compared to $169.4 million in the prior year period.
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Operating loss was $(52.2) million compared to $(16.5) million in the prior year period.
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Interest expense increased $16.8 million to $30.6 million compared to $13.8 million in the prior year period.
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Net loss was $(61.8) million compared to $(21.9) million in the prior year period.
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Adjusted net loss was $(51.0) million compared to $(13.7) million in the prior year period.
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Diluted earnings per share was $(0.34) compared to $(0.12) in the prior year period. Adjusted diluted earnings per share was $(0.28) compared to $(0.07) in the prior year period.
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Adjusted EBITDA was $(20.4) million compared to $9.8 million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $8.7 million as of April 1, 2023 compared to $52.0 million as of April 2, 2022, a decrease of $43.3 million primarily due to investments in inventory and business acquisitions over the last twelve months.
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Inventories totaled $492.3 million as of April 1, 2023 compared to $345.0 million as of April 2, 2022, an increase of $147.3 million primarily related to non-discretionary categories including chemicals and equipment and reflects expected peak seasonal inventory for pool season.
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Funded debt totaled $965.8 million as of April 1, 2023 compared to $846.9 million as of April 2, 2022. As of April 1, 2023, we had borrowings of $172 million and availability of $67 million on our revolving credit facility.
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The applicable rate on our term loan during the second quarter of Fiscal 2023 was LIBOR + 250 bps and our effective interest rate was 7.2% compared to an effective interest rate of 3.0% during the second quarter of Fiscal 2022.
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Net cash used in operating activities totaled $246.0 million in the second quarter of Fiscal 2023 compared to $136.8 million in the second quarter of Fiscal 2022.
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Capital expenditures totaled $14.8 million in the second quarter of Fiscal 2023 compared to $14.3 million in the second quarter of Fiscal 2022.
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Net cash used for business acquisitions totaled $9.9 million during the second quarter of Fiscal 2023 compared to $30.0 million in the second quarter of Fiscal 2022.
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As of April 1, 2023, approximately $147.7 million remained available for future share repurchases under the Company’s existing share repurchase program.

Fiscal 2023 Outlook

The Company reaffirms its outlook for the full year of Fiscal 2023:

Sales	$1,560 to $1,640 million
Gross profit	$667 to $708 million
Net income	$131 to $146 million
Adjusted net income	$145 to $160 million
Adjusted EBITDA	$280 to $310 million
Adjusted diluted earnings per share	$0.78 to $0.86
Diluted weighted average shares outstanding	185 to 187 million

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of Fiscal 2023 is scheduled for today, Wednesday, May 3, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, severance, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, severance, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate the material weakness in our internal control over financial reporting or additional material weaknesses or other deficiencies in the future or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above and in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Sales	$212,844	$228,072	$407,948	$412,896
Cost of merchandise and services sold	141,674	142,443	271,482	259,951
Gross profit	71,170	85,629	136,466	152,945
Selling, general and administrative expenses	96,357	89,618	188,638	169,403
Operating loss	(25,187)	(3,989)	(52,172)	(16,458)
Other expense:
Interest expense	17,247	6,949	30,607	13,812
Other expenses, net	—	161	—	550
Total other expense	17,247	7,110	30,607	14,362
Loss before taxes	(42,434)	(11,099)	(82,779)	(30,820)
Income tax benefit	(10,907)	(3,659)	(20,993)	(8,929)
Net loss	$(31,527)	$(7,440)	$(61,786)	$(21,891)
Earnings per share:
Basic	$(0.17)	$(0.04)	$(0.34)	$(0.12)
Diluted	$(0.17)	$(0.04)	$(0.34)	$(0.12)
Weighted average shares outstanding:
Basic	183,729	182,678	183,621	185,592
Diluted	183,729	182,678	183,621	185,592

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Adjusted EBITDA	$(8,440)	$8,696	$(20,355)	$9,792
Adjusted net loss	$(25,659)	$(2,738)	$(50,992)	$(13,654)
Adjusted diluted earnings per share	$(0.14)	$(0.01)	$(0.28)	$(0.07)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	April 1, 2023	October 1, 2022	April 2, 2022
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$8,701	$112,293	$51,971
Accounts and other receivables, net	37,988	45,295	33,619
Inventories	492,328	361,686	345,046
Prepaid expenses and other current assets	52,701	23,104	41,240
Total current assets	591,718	542,378	471,876
Property and equipment, net	80,612	78,087	70,547
Operating lease right-of-use assets	231,428	236,477	208,531
Goodwill and other intangibles, net	216,594	213,701	146,865
Deferred tax assets	—	1,268	2,429
Other assets	42,878	37,720	29,947
Total assets	$1,163,230	$1,109,631	$930,195
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$222,704	$266,972	$268,475
Operating lease liabilities	61,587	60,373	61,612
Income taxes payable	—	12,511	—
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	292,391	347,956	338,187
Deferred tax liabilities	676	—	—
Operating lease liabilities, noncurrent	173,531	179,835	149,818
Revolving Credit Facility	172,000	—	45,000
Long-term debt, net	776,542	779,726	782,921
Other long-term liabilities	3,055	65	—
Total liabilities	1,418,195	1,307,582	1,315,926
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 183,843,169, 183,480,545, and 182,784,211 issued and outstanding as of April 1, 2023, October 1, 2022, and April 2, 2022, respectively.	184	183	183
Additional paid in capital	94,705	89,934	83,074
Retained deficit	(349,854)	(288,068)	(468,988)
Total stockholders’ deficit	(254,965)	(197,951)	(385,731)
Total liabilities and stockholders’ deficit	$1,163,230	$1,109,631	$930,195

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	April 1, 2023	April 2, 2022
Operating Activities
Net loss	$(61,786)	$(21,891)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,425	15,817
Equity-based compensation	6,510	5,535
Amortization of deferred financing costs and debt discounts	1,006	986
Provision for doubtful accounts	123	418
Deferred income taxes	1,944	1,305
Loss on asset dispositions	118	118
Changes in operating assets and liabilities:
Accounts and other receivables	7,919	4,823
Inventories	(127,365)	(132,358)
Prepaid expenses and other current assets	(30,897)	(20,306)
Other assets	(6,734)	(4,922)
Accounts payable and accrued expenses	(41,701)	26,588
Income taxes payable	(12,511)	(6,945)
Operating lease assets and liabilities, net	(41)	(5,925)
Net cash used in operating activities	(245,990)	(136,757)
Investing Activities
Purchases of property and equipment	(14,828)	(14,322)
Business acquisitions, net of cash acquired	(9,939)	(29,988)
Proceeds from asset dispositions	1,176	407
Net cash used in investing activities	(23,591)	(43,903)
Financing Activities
Borrowings on Revolving Credit Facility	193,000	45,000
Payments on Revolving Credit Facility	(21,000)	—
Repayment of long-term debt	(4,050)	(4,050)
Payment of deferred financing costs	(222)	—
Proceeds from options exercised	—	329
Repurchase and retirement of common stock	—	(152,146)
Payments of employee tax withholdings related to restricted stock vesting	(1,739)	—
Net cash provided by (used in) financing activities	165,989	(110,867)
Net decrease in cash and cash equivalents	(103,592)	(291,527)
Cash and cash equivalents, beginning of period	112,293	343,498
Cash and cash equivalents, end of period	$8,701	$51,971
Supplemental Information:
Interest	$28,339	$13,325
Income taxes, net of refunds received	11,932	7,358

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net loss	$(31,527)	$(7,440)	$(61,786)	$(21,891)
Interest expense	17,247	6,949	30,607	13,812
Income tax benefit	(10,907)	(3,659)	(20,993)	(8,929)
Depreciation and amortization expense(1)	8,922	6,576	17,425	15,817
Equity-based compensation expense(2)	3,662	2,918	6,706	5,712
Costs related to equity offerings(3)	—	161	—	550
Strategic project costs(4)	1,294	2,274	2,014	3,787
Executive transition costs and other(5)	2,869	917	5,672	934
Adjusted EBITDA	$(8,440)	$8,696	$(20,355)	$9,792

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net loss	$(31,527)	$(7,440)	$(61,786)	$(21,891)
Equity-based compensation expense(2)	3,662	2,918	6,706	5,712
Costs related to equity offerings(3)	—	161	—	550
Strategic project costs(4)	1,294	2,274	2,014	3,787
Executive transition costs and other(5)	2,869	917	5,672	934
Tax effects of these adjustments(6)	(1,957)	(1,568)	(3,598)	(2,746)
Adjusted net loss	$(25,659)	$(2,738)	$(50,992)	$(13,654)

Diluted earnings per share	$(0.17)	$(0.04)	$(0.34)	$(0.12)
Adjusted diluted earnings per share	$(0.14)	$(0.01)	$(0.28)	$(0.07)
Weighted average shares outstanding
Basic	183,729	182,678	183,621	185,592
Diluted	183,729	182,678	183,621	185,592
(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and the related Company payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Includes costs incurred for follow-on equity offerings, which are reported in other (income) expenses, net in our condensed consolidated statements of operations.
(4)
Represents non-recurring costs, such as third-party consulting costs, which are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our condensed consolidated statements of operations.
(5)
Includes executive transition costs, severance associated with corporate restructuring, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(6)
Represents the tax effect of the total adjustments based on our actual statutory tax rate. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.